UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 1, 2003
(Date of earliest event reported)

Hanmi Financial Corporation
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30421 (Commission File No.)	95-4788120 (I.R.S. Employer Identification No.)

3660 Wilshire Blvd. PH-A
Los Angeles, California 90010
(Address of Principal executive offices, including zip code)

(213) 382-2200
(Registrant’s telephone number, including area code)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Hanmi Financial Corporation, dated April 1, 2003, announcing its achievement of over $1 billion in loans and outstanding performance of newly opened branches in Torrance and Silicon Valley, CA.

ITEM 9.  Regulation FD Disclosure

     On April 1, 2003, the Registrant issued a press release announcing its achievement of over $1 billion in loans and outstanding performance of newly opened branches in Torrance and Silicon Valley, CA. Such press release is filed herein as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Hanmi Financial Corporation

Date: April 2, 2003	By	/s/ YONG KU CHOE
	Name:	Yong Ku Choe
	Title:	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Item Number	Description
99.1	Press Release of Hanmi Financial Corporation, dated April 1, 2003, announcing its achievement of over $1 billion in loans and outstanding performance of newly opened branches in Torrance and Silicon Valley, CA.